June 3, 2022

Alpine Summit Energy Partners, Inc.

2200 HSBC Building

885 West Georgia Street

Vancouver, BC V6C 3E8

Dear Sirs/Mesdames:

Re: Alpine Summit Energy Partners, Inc. - Registration Statement on Form S-8

We have acted as Canadian counsel to Alpine Summit Energy Partners, Inc. (the "Company"), a British Columbia corporation, in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), filed with the U.S. Securities and Exchange Commission (the "SEC") on June 3, 2022. The Registration Statement relates to a maximum of 1,272,074 Subordinate Voting Shares (the "Shares") issuable by the Company under its 2021 Stock and Incentive Plan (the "2021 Incentive Plan"), 277,443 Shares issuable by the Company under its Deferred Share Unit Plan (the "DSU Plan", together with the 2021 Incentive Plan, the "Plans"), 473,370 Shares underlying outstanding restricted stock units previously issued under its 2021 Incentive Plan and 192,550 Shares underlying outstanding options previously issued under its 2021 Incentive Plan. The Registration Statement contains a reoffer prospectus (the "Reoffer Prospectus") pursuant to which certain of the Company's current and former directors and officers may reoffer and resell 4,501,604 Shares previously issued and underlying awards previously granted under the Plans prior to the filing of the Registration Statement.

We are not qualified to practice law in the United States of America. The opinions expressed herein relate only to the laws of British Columbia and the federal laws of Canada applicable therein, and we express no opinion as to any laws other than the laws of British Columbia and the federal laws of Canada applicable therein as such laws exist and are construed as of the date hereof (the "Effective Date"). Our opinion does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

For the purposes of the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

1. the Registration Statement;

2. the Notice of Articles and Articles of the Corporation; and

3. such other documents, records and other instruments as we have deemed appropriate.

June 3, 2022 Page 2

We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates and documents relating to the Company as we have deemed necessary or relevant.

Whenever our opinion refers to Shares whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that a holder of such Shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such shares. No opinion is expressed as to the adequacy of any consideration received, whether in cash, past services performed for the Company or otherwise.

We have assumed with respect to all of the documents examined by us, the genuineness of all signatures (original or electronic) and seals, the legal capacity at all relevant times of any natural person signing any such documents, the incumbency of any person acting or purporting to act as a corporate or public official, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as a reproduction (including facsimiles and electronic copies), and the truthfulness and accuracy of all certificates of public officials and officers of the Company as to factual matters. We have further assumed that none of the Company's Articles or Notice of Articles, nor the resolutions of the shareholders or directors of the Company which we have reviewed and/or upon which we have relied, have been or will be varied, amended or revoked in any respect or have expired.

Further, we have conducted such searches in public registries in British Columbia as we have deemed necessary or appropriate for the purposes of our opinion, but have made no independent investigation regarding such factual matters.

Based upon the foregoing, we are of the opinion that: (i) an aggregate of 1,272,074 Shares, when issued from time to time upon the due exercise of options in accordance with the terms of the 2021 Incentive Plan and the terms and conditions of any agreement governing the grant of any such options, including the payment of any option price applicable thereto, will be validly issued by the Company as fully paid and non-assessable shares in the capital of the Company; (ii) an aggregate of 277,443 Shares, when issued from time to time upon settlement of deferred share units in accordance with the terms of the DSU Plan and the terms and conditions of any agreement governing the grant of any such deferred share units, will be validly issued by the Company as fully paid and non-assessable shares in the capital of the Company; (iii) an aggregate of 473,370 Shares, when issued from time to time upon settlement of outstanding restricted stock units previously issued under the 2021 Incentive Plan, in accordance with the terms of the 2021 Incentive Plan and the terms and conditions of any agreement governing the grant of any such restricted stock units, will be validly issued by the Company as fully paid and non-assessable shares in the capital of the Company; (iv) an aggregate of 192,550 Shares, when issued from time to time upon the due exercise of outstanding options previously issued under the 2021 Incentive Plan, in accordance with the terms of the 2021 Incentive Plan and the terms and conditions of any agreement governing the grant of any such options, including the payment of any option price applicable thereto, will be validly issued by the Company as fully paid and non-assessable shares in the capital of the Company; (v) an aggregate of 281,250 Shares, previously issued under the 2021 Incentive Plan, in accordance with the terms of the 2021 Incentive Plan and the terms and conditions of the agreement governing the grant of the restricted stock units such Shares were previously underlying, are validly issued by the Company as fully paid and non-assessable shares in the capital of the Company and (vi) an aggregate of 4,220,354 Shares, when issued from time to time in accordance with the terms of the Plans, as applicable, and the terms and conditions of any agreement governing the grant of the previously issued and underlying awards previously granted under the Plans prior to the filing of the Registration Statement, including the payment of any option price applicable thereto, will be validly issued by the Company as fully paid and non-assessable shares in the capital of the Company.

June 3, 2022 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Reoffer Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to matters of tax or as to the contents of, or the disclosure in, the Registration Statement, or whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Company within the meaning of applicable securities laws.

This opinion is for the benefit of the addressee in connection with the transaction to which it relates, and may not be relied upon, used, or quoted from or referred to in any other documents, by any other person or for any other purpose without our express written consent.

Yours truly,

/s/ Cassels Brock & Blackwell LLP